Royce European Small-Cap Fund and Royce Global Value Fund

Outbound Script

Meeting Date: January 21, 2016

Toll-Free # 1-844-292-8013

Hello, is Mr./Ms. _____________ available?

IF YES:

Hi Mr./Ms. _____________, my name is _____________ and I am calling on a recorded line on behalf of your investment in Royce European Small-Cap Fund and/or Royce Global Value Fund. The fund sent you proxy materials requesting that you vote your eligible shares prior to the upcoming special shareholder meeting scheduled to be held on January 21st, 2016.

Your Board of Trustees has recommended you vote YES on the reorganization proposal and we are calling to ask if you would like to vote today along with the recommendation of the board.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms._____________? (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of Royce European Small-Cap Fund and Royce Global Value Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the reorganization proposal as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes to your vote prior to the special shareholder meeting, you may contact us by calling (844) 292-8013 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

Royce European Small-Cap Fund and Royce Global Value Fund

Outbound Script

Meeting Date: January 21, 2016

Toll-Free # 1-844-292-8013

IF Not sure how to vote:

You may cast a FOR vote, an AGAINST vote or an ABSTAIN vote on the proposal.

How would you like to cast your vote on the proposal?

Thank you. for the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of Royce European Small-Cap Fund and Royce Global Value Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote to (repeat vote intention) with respect to the reorganization proposals as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes to your vote prior to the special shareholder meeting you may contact us by calling (844) 292-8013 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

[Please include standard rebuttal script, such as the following:]

IF No or Not Interested (use rebuttal)

I am sorry for the inconvenience. Please be aware that as shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via other methods outlined in the proxy materials. Thank you again for your time today, and have a great day/evening.

What am I being asked to vote on?

Royce European Small-Cap Fund ONLY

To approve a Plan of Reorganization of The Royce Fund, on behalf of Royce European Small-Cap Fund (“European Small-Cap”) and Royce International Premier Fund (“International Premier”), whereby all of the assets of European Small-Cap would be transferred to International Premier in exchange for International Premier’s assumption of all of the liabilities of European Small-Cap and International Premier’s issuance to European Small-Cap of shares of beneficial interest of International Premier.

Royce European Small-Cap Fund and Royce Global Value Fund

Outbound Script

Meeting Date: January 21, 2016

Toll-Free # 1-844-292-8013

Royce Global Value Fund ONLY

To approve a Plan of Reorganization of The Royce Fund, on behalf of Royce Global Value Fund (“Global Value”) and Royce International Premier Fund (“International Premier”), whereby all of the assets of Global Value would be transferred to International Premier in exchange for International Premier’s assumption of all of the liabilities of Global Value and International Premier’s issuance to Global Value of shares of beneficial interest of International Premier.

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions informing you of the methods available for you to cast your vote, one of which is to call us back at (844) 292-8013 Monday-Friday 9am-6pm EST.

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